POWER OF ATTORNEY

The undersigned, being Trustees of each of the registered investment companies listed in Appendix A hereto (each, a “Fund”), do hereby appoint John M. Perlowski, Jonathan Diorio, Trent Walker, Janey Ahn and Jay M. Fife, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned in the capacities indicated a Registration Statement on Form N-2 for each Fund, allowing for delayed offerings pursuant to Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Fund pursuant to Rule 462(b) of the 1933 Act, and any other filings in connection therewith, and to file the same under the 1933 Act and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund or the registration or offering of the Fund’s common shares of beneficial interest, as applicable; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 21st day of January, 2022.

Signature	Title

/s/ Cynthia L. Egan Cynthia L. Egan	Trustee

/s/ Frank J. Fabozzi Frank J. Fabozzi	Trustee

/s/ Robert W. Fairbairn Robert W. Fairbairn	Trustee

/s/ Lorenzo A. Flores Lorenzo A. Flores	Trustee

/s/ Stayce D. Harris Stayce D. Harris	Trustee

/s/ J. Phillip Holloman J. Phillip Holloman	Trustee

/s/ R. Glenn Hubbard R. Glenn Hubbard	Trustee

/s/ W. Carl Kester W. Carl Kester	Trustee

/s/ Catherine A. Lynch Catherine A. Lynch	Trustee

/s/ John M. Perlowski John M. Perlowski	Trustee

/s/ Karen P. Robards Karen P. Robards	Trustee

Appendix A

BlackRock Health Sciences Trust (BME)

BlackRock Science and Technology Trust (BST)

BlackRock Utilities, Infrastructure & Power Opportunities Trust (BUI)